Exhibit 4.32

ANADARKO PETROLEUM CORPORATION

to

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

First Supplemental Indenture

Dated as of               , 2019
Amending and Supplementing the Indenture
Dated as of September 1, 1997

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of              , 2019, by and among Anadarko Petroleum Corporation, a Delaware corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., a national banking association incorporated and existing under the laws of the United States of America (as successor in interest to Harris Trust and Savings Bank), as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of September 1, 1997 between the Company and the Trustee (the “Indenture”), providing for the issuance from time to time of its unsecured senior debentures, notes or other evidences of indebtedness in one or more series (the “Securities”), up to such principal amounts as may be authorized in or pursuant to one or more Board Resolutions;

WHEREAS, there are Outstanding on the date hereof Securities of three series consisting of $47,750,000 aggregate principal amount of the 7.000% Debentures due November 15, 2027, $14,153,000 aggregate principal amount of the 6.625% Debentures due January 15, 2028 and $135,005,000 aggregate principal amount of the 7.200% Debentures due March 15, 2029 (collectively, the “Outstanding Securities”);

WHEREAS, pursuant to Section 902 of the Indenture, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by this Supplemental Indenture (the “Requisite Consent”), the Company, when authorized by a Board Resolution, and the Trustee may enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture;

WHEREAS, upon the terms and subject to the conditions set forth in its offer to exchange and solicitation of consents, dated as of                 , 2019, in respect of the Notes (the “Consent Solicitation Statement”), Occidental Petroleum Corporation, on behalf of the Company, has been soliciting consents (the “Consent Solicitation”) of, among others, the Holders of the Outstanding Securities to certain proposed amendments to the Indenture, requiring the Requisite Consent of Holders and to the execution of this Supplemental Indenture, as described in more detail in the Consent Solicitation Statement, and the Company has now obtained such Requisite Consent of Holders, and, as such, this Supplemental Indenture, the amendments set forth herein and the Trustee’s entry into this Supplemental Indenture are authorized pursuant to Section 902 of the Indenture;

WHEREAS, pursuant to Sections 902, 903, 905, 102 and 103 of the Indenture, the Company has delivered to the Trustee a request for the Trustee to join with the Company in the execution of this Supplemental Indenture, along with (1) evidence of the Requisite Consent the Company has received from the Holders of the Outstanding Securities, as certified by Global Bondholder Services Corporation, (2) a copy of a Board Resolution authorizing the execution of this Supplemental Indenture, (3) an Officers’ Certificate and (4) an Opinion of Counsel; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by a Board Resolution and all acts, conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement in accordance with its terms and for the purposes set forth herein have been done and taken, and the execution and delivery of this Supplemental Indenture has been in all respects duly authorized.

NOW, THEREFORE, intending to be legally bound hereby, each of the Company and the Trustee has executed and delivered this Supplemental Indenture.

ARTICLE One

INDENTURE

SECTION 101. Effectiveness of Indenture.

(a)       Except as specifically provided in this Supplemental Indenture, the Indenture, as heretofore supplemented and amended, shall remain in full force and effect. This Supplemental Indenture shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

(b)       The Company represents and warrants that each of the conditions of the Consent Solicitation as set forth in the Consent Solicitation Statement have been satisfied, or where permitted, waived, in all respects.

(c)       This Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, this Supplemental Indenture shall become operative only upon the completion and settlement of the Consent Solicitation and the related exchange offers, with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be not become effective if such Consent Solicitations and related exchange offers are terminated or withdrawn prior to completion or settlement. The Company shall promptly notify the Trustee if the Company shall determine that such closing will not occur.

ARTICLE Two

AMENDMENTS TO THE INDENTURE

SECTION 201. Amendments to the Indenture. Pursuant to Section 902 of the Indenture, the Company and the Trustee (in the case of the Trustee, acting in reliance upon the instructions and directions of the Holders of the Requisite Consent obtained pursuant to the Consent Solicitation Statement) hereby agree to amend or supplement certain provisions of the Indenture as follows:

(a)       Section 101 of the Indenture (Definitions) is hereby modified so that the defined term of “Officers’ Certificate” is amended and restated in its entirety by the following (and all references to the term “Officers’ Certificate” in the Indenture are replaced with “Officer’s Certificate”):

““Officer’s Certificate” means a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.”

(a)       Paragraphs ten and eleven of Section 305 of the Indenture (Registration, Registration of Transfer and Exchange) are hereby amended and restated in their entirety by the following:

“The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall, in whole or in part, no longer be represented by a Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of the definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities in exchange for such Global Security or Securities (or portion thereof).

If specified by the Company pursuant to Section 301 or pursuant to a Company Order as described in the preceding paragraph with respect to Securities represented by a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Securities of the same series and tenor in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

(1) to the Person specified by such Depositary a new Security or Securities of the same series and term, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(2) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to clause (1) above.”

(b)       Section 704 of the Indenture (Reports by Company) is hereby amended and restated in its entirety by the following:

“SECTION 704. Reports by Company.

The Company shall comply with the provisions of Section 314(a) of the Trust Indenture Act to the extent applicable.”

(c)       Section 801 of the Indenture (Company May Consolidate, Etc., Only on Certain Terms) is hereby amended and restated in its entirety by the following:

“SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other person unless:

(1) the person formed by such consolidation or into which the Company is merged shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed; and

(2) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.”

(d)       Section 802 of the Indenture (Successor Substituted) is hereby amended and restated in its entirety by the following:

“SECTION 802. Successor Substituted.

Upon any consolidation of the Company with or merger of the Company into, any other person in accordance with Section 801, the successor person formed by such consolidation or into which the Company is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person had been named as the Company herein, and thereafter the predecessor person shall be relieved of all obligations and covenants under this Indenture and the Securities.”

(e)       The Indenture is hereby amended by deleting the following Sections and Articles of the Indenture and all references and definitions to the extent solely relating thereto in their entirety and replacing each such Section or Article with “[Intentionally Omitted]”:

(i)         Section 501(5) (Events of Default);

(ii)        Section 1004 (Corporate Existence); and

(iii)       Section 1005 (Limitation on Liens).

SECTION 202. Amendments to the Outstanding Securities.

The Outstanding Securities are hereby amended to delete or modify all provisions inconsistent with the amendment to the Indenture effected by this Supplemental Indenture, and each Global Security shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Security consistent with the terms of the Indenture, as amended by this Supplemental Indenture. To the extent of any conflict between the terms of the Global Security and the terms of the Indenture, as amended by this Supplemental Indenture, the terms of the Indenture, as amended by this Supplemental Indenture, shall govern and be controlling.

ARTICLE Three

MISCELLANEOUS PROVISIONS

SECTION 301. Trustee.

The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture. For the avoidance of doubt, the Trustee, by executing this Supplemental Indenture in accordance with the terms of the Indenture, does not agree to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this Supplemental Indenture, and the Trustee reserves all rights and remedies under the Indenture, as amended by this Supplemental Indenture.

SECTION 302. Capitalized Terms.

Capitalized terms used herein and not otherwise defined herein are used with the respective meanings ascribed to such terms in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 303. Provisions Binding on Successors.

All of the covenants, stipulations, promises and agreements made in this Supplemental Indenture by each of the parties hereto shall bind its successors and assigns whether so expressed or not.

SECTION 304. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 305. Governing Law.

This Supplemental Indenture shall be deemed to be a contract made under the law of the State of New York and for all purposes shall be construed in accordance with the law of said State.

SECTION 306. Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Supplemental Indenture shall become effective and constitute a binding agreement between the parties hereto when counterparts hereof shall have been executed and delivered by each of the parties hereto.

SECTION 307. Separability Clause.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 308. Conflicts.

To the extent of any inconsistency between the terms of the Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture will control. If any provision hereof limits, qualifies or conflicts with another provision hereof or of the Indenture which is required to be included in the Indenture by any of the provisions of the Trust Indenture Act, such required provisions shall control.

SECTION 309. Entire Agreement.

This Supplemental Indenture, together with the Indenture, constitutes the entire agreement of the parties hereto with respect to the amendments to the Indenture set forth herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this First Supplemental Indenture as of the date first above written.

ANADARKO PETROLEUM CORPORATION

By:
Name:
Title:

Attest:

Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

Attest:

Name:
Title: